EXHIBIT 10.5

AMENDMENT NO. 1 TO

CAPITAL SUPPORT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Capital Support Agreement, is made as of the 15th day of July 2008, by and between the Northern Trust Corporation (the “Support Provider”) and Northern Trust Global Funds plc (the “Company”) on behalf of its sub-fund The Sterling Fund (the “Fund”).

WHEREAS, the parties have entered into a Capital Support Agreement (the “Agreement”), dated as of February 21, 2008; and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Unless otherwise expressly provided herein, capitalized terms shall have the meanings assigned to them in the Agreement.

2. Section 3(c)(iii) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

(iii) 5:00 p.m. Eastern Time on February 28, 2009.

3. If the Board of Directors of the Fund (the “Board”) determines that the Maximum Contribution Amount, reduced by the amount of any Capital Contribution previously made by the Support Provider to the Fund, will not be sufficient to maintain the Fund’s net asset value per share at no less than the Minimum Permissible NAV, the Board, at its option, may cause the Fund to sell the Eligible Notes. Such sale is a “sale” for purposes of Section 1(c) of the Agreement, which defines a “Contribution Event.”

IN WITNESS WHEREOF, the parties caused this Amendment No. 1 to the Capital Support Agreement to be executed this 15th day of July 2008.

NORTHERN TRUST CORPORATION

By:	/s/ William R. Dodds, Jr.
Name:	William R. Dodds, Jr.
Title:	Treasurer

ADDRESS FOR NOTICES:

50 South LaSalle Street
Chicago
Illinois 60675
United States of America

NORTHERN TRUST GLOBAL FUNDS PLC FOR AND ON BEHALF OF THE STERLING FUND

By:	/s/ John Fitzpatrick
Name:	John Fitzpatrick
Title:	Director

ADDRESS FOR NOTICES:

George’s Court
54-62 Townsend Street
Dublin 2
Ireland